Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the incorporation by reference in this Registration Statement on Form S-1 dated January 23, 2026 of our report dated March 31, 2025, relating to the consolidated financial statements of ADM Endeavors, Inc., as of and for the year ended December 31, 2024, appearing in the Annual Report on Form 10-K of ADM Endeavors, Inc., Inc. filed with the Securities and Exchange Commission on March 31, 2025.

/s/ HTL International, LLC

Houston, Texas

January 23, 2026